SICCO                                                                    CAD-012

                               Guarantee Contract


This contract is made at Sin Industries Finance Public Company Limited, 3rd-4th Floor Sinthon Tower II, 130-132 Wireless Road, Lumpini, Pathum Wan, Bangkok Metropolis 10330, on 19 October 2000, as evidence that the undersigned,

a. Mr. Vichai Raksriaksorn, aged 42, Thai race, Thai nationality, residing at House No. 20, Soi Sukhumvit 64, Bang Chak Sub-district, Phra Khanong
       District, Bangkok Metropolis, and                          -Signed-

b. Mr. Viratana Suntaranond, aged 59, Thai race, Thai nationality, residing at House No.141-143-145, Soi Sukha 1,Wat Ratchabopit Sub-district, Phra
       Nakhon District, Bangkok Metropolis,                       -Signed-

c. King Power Tax Fee Co., Ltd., with offices at 989, Rama I Road, Pathum Wan Sub-district, Pathum Wan District, Bangkok Metropolis, -Signed-
                                         (Seal of King Power Tax Free Co., Ltd.)

hereinafter called the "Guarantor" consent to guarantee the performance of obligations of King Power Duty Fee Co., Ltd., hereinafter called the "Debtor," to Sin Industries Finance Public Company Limited, hereinafter called the "Company," for the total amount of guarantee Baht 30,000,000.00 (Thirty Million Baht Only), as follows :

1. The obligations under this contract are loans, debt related to sale at a discount or acceptance of sale at a discount of promissory notes or other debt related to promissory notes, debt related to the letters of guarantee issued by the company for the debtor, and the existing debts the debtor has with the bank and/or the debts the debtor may have with the bank in the future. In case the company has taken Thai Baht, in whichever amount, to purchase or exchange into the foreign currency to perform the obligations according to the guarantee under this contract, such amount of Thai Baht shall be deemed as the amount of guarantee that the guarantor shall be liable to the company under this guarantee contract.

       Both parties mutually understand that the guarantor shall be liable to not only the guarantee amount prescribed above (if any), but also the accessories thereof such as the unpaid interest and compensation payment of the debtor, encumbrances which are accessories of debt, including all damages that the company has to pay for collection or litigation against the debtor for enforcement of the performance of obligations as well.

       As the guarantee under this contract is for the existing debts that the debtor has with the company and/or the debts the debtor may have with the bank in the future, the guarantor agree that for as long as the company has not canceled the guarantee under this contract though at any time the debtor may have no obligation with the company, the guarantor agree that this guarantee contract shall remain valid in order to guarantee the future debt.

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2.     In case the debtor  fails to  perform  the above  obligations,  be it all items or separate item, or is subject to receivership by court order, or dies or becomes incompetence or quasi-incompetence or disappears or leaves the residence and cannot be found, or under any circumstances causing the company not to receive performance of the said obligations, or the debtor can no longer take advantage of the beginning or the end of the term, or in case the debtor has entered into a compromise agreement with the company and then defaulted on the compromise agreement, the guarantor agree to be liable as the joint debtor with the debtor of the obligations under Clause 1 and/or the obligation under the compromise agreement made between the debtor and the company immediately, whereby the guarantor agree to perform the obligations to the company promptly and/or consent the company to deduct such amount from the deposits and/or right of claim and/or foreclose the pledged property of the guarantor under Clause 9, as the company wishes, without having to demand the debtor to perform the obligations first though the debtor may have property, and without prejudice to the right of the company to proceed with litigation against the debtor, the heir or the estate and/or the subrogee of the rights and duties of the debtor to perform the obligations first as the company deems appropriate, and in such case if the company has received performance of obligations or having received but not in full amount, the guarantor consent that the company has taken such action for the guarantor and the guarantor consent to perform the outstanding amount promptly and consent to pay all fees and/or expenses that the company has paid for the said proceedings, whether the company has notified the guarantor before or not, and whether the company may demand or proceed with litigation against the guarantor jointly with the debtor, the heir or estate, and/or the subrogee of the rights and duties of the debtor or not.

3. This guarantee shall be valid continuously, whereby the guarantor shall not revoke it under any circumstances, for as long as the company has not received performance of obligations under Clause 1 and/or the obligation under the compromise agreement entered between the debtor and the company in full, and/or in case the guarantor dies, the guarantor consent that the obligations or duties of the guarantor under this contract shall devolve to the heir or the estate or the subrogee of the rights and duties of the guarantor in full amount of the obligations for as long as the company has not received performance of the obligations described in Clause 1 in full.

4. This guarantee shall bind the guarantor completely, though it may appear at a later date that the debtor shall not be liable to the company due to the fact that such agreement was entered with misunderstanding or due to being an incompetent person, disregarding the fact that at the time of entering into this Guarantee Contract, the guarantor know of the misunderstanding or incompetence or not.

5. The company reserves the right to claim or not to claim or to release any guarantor, without having to request for consent or to notify other guarantor, thereby the remaining guarantor shall continue to be liable to the total obligations accordingly.

6. In case the debtor dies and the company has not sued for enforcement from the heir or the estate or the subrogee of rights and duties of the debtor, until one year from the date of death, the guarantor shall not raise preclusion by prescription as a defense against the company, and shall consent to be liable to performance of the outstanding obligations to the company accordingly.

7. The guarantor consent the company to grant leniency to the debtor as the company deems appropriate without having to notify any or all guarantor first, and it shall be deemed that the guarantor agree to such leniency on every occasion, and that the guarantor waive the right on the debtor's defense against the company when the company demands the guarantor to comply with the contract.

8. Though it may appear that any act of the company may cause the guarantor to be unable to subrogate, either in whole or in part, of the rights, mortgage, pledge or preference right which the debtor has submitted to the company prior to or at the time of entering into this contract, the liabilities of the guarantor under this contract shall not be relieved, either in whole or in part.

9. The guarantor consent the company to deduct money from the existing deposits and/or right of claim of the guarantor having with the company for performance of obligations of the guarantor under this contract immediately, and other property of the guarantor in possession of the company shall be deemed as having been pledged the with the company, and the guarantor consent the company to foreclose the pledge of such property for performance of obligations of the guarantor.

10. The guarantor consent that any act of the debtor or a third party causing an interruption to the prescription of the debts under guarantee to the disadvantage of the debtor, it shall be the disadvantage of the guarantor as well.

11. The guarantor consent the company to transfer any right of claim that the company has with the guarantor, either in whole in part, to any person as the company deems appropriate, thereby the guarantor consent to be liable to performance of obligations of the debtor continuously until the company and the transferee of the right of claim have received performance of the obligations under Clause 1 in full.

12. In case any part or clause of this contract is invalid, both parties agree that only that particular part or clause shall be invalid, while the remaining part being valid shall continue to bind parties to the contract accordingly.

13. All correspondence, letters and/or notices that the company has forwarded to the guarantor, by registered or regular mail, or by messenger, if having been forwarded to the above address herein, it shall be deemed as having been legitimately forwarded to the guarantor, without regard to whether there is a recipient or not, and though it could not be forwarded due to the fact that such address has been changed or demolished and the guarantor has failed to notify such change or demolition in writing to the bank, or due to the fact that such address could not be found, it shall be deemed that the guarantor has acknowledged the same accordingly.

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The  guarantor,  having  read  and  understood  the  contents  of this  contract entirely, hereunder sign their names in the presence of witnesses.

                                     - signed -                    Guarantor
                              (Mr. Vichai Raksriaksorn)


                                     - signed -                    Guarantor
                             (Mr. Viratana Suntaranond)

(Seal of King Power Tax Free Co., Ltd.)

                                     - signed -                    Guarantor
                            (King Power Tax Free Co., Ltd.)


                                     - signed -                    Witness
                            (Mr. Wichai Chokphattharamontri)


                                     - signed -                    Witness
                                (Miss Wikanda Motdara)